SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 11, 2011, IBERIABANK Corporation (“IBKC”) and Cameron Bancshares, Inc. (“CMBC”) announced that CMBC would merge with and into IBKC pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 10, 2011. The transaction, which was approved by the boards of directors of both companies, is subject to normal regulatory approvals and the approval of CMBC’s shareholders.

Pursuant to the Merger Agreement, CMBC will be acquired by IBKC and each issued and outstanding share of CMBC common stock will be converted into 3.464 shares of IBKC common stock, subject to possible subsequent adjustment for the market value of IBKC common stock.

The Merger Agreement and related press release are filed as Exhibits 2.1 and 99.1, respectively, to this Report and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Presentation by IBKC management regarding proposed acquisition of CMBC. Exhibit 99.2 to this Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 2.1 -	Agreement and Plan of Merger, dated as of March 10, 2011, between IBKC and CMBC.

Exhibit 99.1 -	Press Release dated March 11, 2011, announcing Merger Agreement with CMBC.

Exhibit 99.2 -	Presentation Outline dated March 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: March 11, 2011	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
2.1	Agreement and Plan of Merger, dated as of March 10, 2011 between IBKC and CMBC.

99.1	Press Release dated March 11, 2011, announcing Merger Agreement with CMBC.

99.2	Presentation Outline dated March 11, 2011.